Exhibit 10.7

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of January 1, 2023, (the “Effective Date”) by and between Boxabl Inc (the “Company”), and Paolo Tiramani (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

R E C I T A L S

WHEREAS, the Company desires to employ Executive as its Chief Executive Officer/Founder, and to enter into an agreement embodying the terms of such employment;

WHEREAS, Executive desires to accept such employment and enter into such an agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

Duties and Scope of Employment.

Positions and Duties. As of the Effective Date, Executive will serve as Chief Executive Officer/Founder of the Company. Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as shall reasonably be assigned to Executive by the Company’s Board of Directors (the “Board”). The period of Executive’s at-will employment under the terms of this Agreement is referred to herein as the “Employment Term.”

During the Employment Term, Executive will serve as a member of the Board, subject to any required Board approval.

Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability.

At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice, for any reason or no reason. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company.

Compensation.

Base Salary. During the Employment Term, the Company will pay Executive as compensation for Executive’s services a base salary at a rate of $595,000 per year, as modified from time to time at the discretion of the Board (the “Base Salary”). The Base Salary will be paid in regular installments in accordance with the Company’s normal payroll practices (subject to required withholding). Any increase or decrease in Base Salary (together with the then existing Base Salary) shall serve as the “Base Salary” for future employment under this Agreement. The first and last payment will be adjusted, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period.

Annual Bonus. Executive will also be eligible to earn an annual discretionary bonus. The amount of this bonus, if any, will be determined in the sole discretion of the Board and based, in part, on Executive’s performance and the performance of the Company during the calendar year. The bonus is not earned until paid and no pro-rated amount will be paid if Executive’s employment terminates for any reason prior to the payment date.

Employee Benefits. During the Employment Term, Executive will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, and flexible-spending account plans, if and when any such benefits are provided by the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

Vacation. The total amount and timing of vacation will depend upon the Executive’s discretion, which shall be taken subject to the demands of the Company’s business and Executive’s obligations as an employee of the Company with a substantial degree of responsibility.

Business Expenses. During the Employment Term, the Company will reimburse Executive for reasonable business travel, entertainment or other business expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

Security. During the Employment Term, the Company will fund and organize a security plan for the Executive that provides for the personal security of the Executive, the Executive’s immediate family, and the Executive’s personal home. This shall include provision of digital security assets, including but not limited to, video surveillance at the personal home and the office of the Executive, as well as security personnel assigned to accompany the Executive and/or the Executive’s immediate family.

Vehicles. The Company will provide an automobile for the Executive’s personal and business use. The Company shall pay for the costs, maintenance, insurance, and gas for the vehicle. Separately, the Executive will have access to the Company town car/SUV that is used to transport Company clients, to use in relation to personal and business functions.

Product Testing. The Company shall allow the Executive to field test Company products and product components at the Executive’s personal home in the course of determining the suitability of each such item for its intended use. This testing, however, is not the sole, exclusive means through which such testing shall be conducted, and the Company shall not expect that such testing serves as a regular or reliable method of evaluating any product as to its fitness for its intended use.

Personal Services. To the extent that the Executive utilizes the time of a Boxabl employee in the performance of tasks that are outside the course and scope of the Boxabl employee’s employment with Boxabl, the Executive will reimburse Boxabl for the value of the Boxabl employee’s then-applicable hourly rate for all time spent engaged in such tasks, as well as for the fair market value of any goods or materials consumed in the course of performing said tasks.

Termination on Death or Disability.

Effectiveness. Executive’s employment will terminate automatically upon Executive’s Death or, upon fourteen (14) days prior written notice from the Company, in the event of Disability.

Effect of Termination. Upon any termination for death or Disability, Executive shall be entitled to: (i) Executive’s Base Salary through the effective date of termination; (ii) the right to continue health care benefits under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), at Executive’s cost, to the extent required and available by law; (iii) reimbursement of expenses for which Executive is entitled to be reimbursed, but for which Executive has not yet been reimbursed; and (iv) no other severance or benefits of any kind, unless required by law or pursuant to any other written Company plans or policies, as then in effect.

Company Matters.

Resignation on Termination. On termination of Executive’s employment, regardless of the reason for such termination, Executive shall immediately (and with contemporaneous effect) resign any directorships, offices or other positions that Executive may hold in the Company or any affiliate, unless otherwise agreed in writing by the Parties.

Notification of New Employer. In the event that Executive leaves the employ of the Company, Executive grants consent to notification by the Company to Executive’s new employer about Executive’s rights and obligations under this Agreement.

Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

Notices. All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be delivered via e-mail, personally by hand or by courier, mailed by United States first-class mail, postage prepaid, or sent by facsimile directed to the Party to be notified at the address or facsimile number indicated for such Party on the signature page to this Agreement, or at such other address or facsimile number as such Party may designate by ten (10) days’ advance written notice to the other Parties hereto. All such notices and other communications shall be deemed given upon personal delivery, three (3) days after the date of mailing, or upon confirmation of facsimile transfer or e-mail. Notices sent via e-mail under this Section shall be sent to either the e-mail address in this Agreement, or for e-mails sent by the Company to Executive, to the last e-mail address on file with the Company.

Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law.

Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.

Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

Waiver. No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the Party to be charged with such waiver. The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach

Governing Law. This Agreement will be governed by the laws of the State of Nevada (with the exception of its conflict of laws provisions).

Acknowledgment. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s legal counsel, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

Construction of Agreement. This Agreement has been negotiated by the respective Parties, and the language shall not be construed for or against either Party.

[Remainder of page is intentionally blank; Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

“COMPANY”
Boxabl Inc. By:
Address:	5345 E North Belt Rd. Las Vegas, NV 89115

Attn:	galiano tiramani
Fax Number:	na
Email:

“EXECUTIVE”

Paolo Tiramani Executive Name

Address:	5345 E North Belt Rd. Las Vegas, NV 89115

Fax Number:	No fax
Email:

Boxabl Inc.

EXECUTIVE EMPLOYMENT AGREEMENT

SIGNATURE PAGE

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